Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to incorporation by reference in the Registration Statement on Form S-3 (File No. 333-126086) of Colonial Realty Limited Partnership of our report dated February 29, 2008, relating to the consolidated financial statements of OZ/CLP Retail LLC and Subsidiaries, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 29, 2008